SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):May 3, 2007

VENDINGDATA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-32161 (Commission File Number)	91-1696010 (I.R.S. Employer Identification Number)
1120 Town Center Dr, Ste 260
Las Vegas, Nevada 89144
(Address of principal executive offices)
(702) 733-7195
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement
     On May 3, 2007, VendingData Corporation (the “Company”) entered into a securities purchase agreement with four investors for the Company’s sale of 600,000 shares of its common stock for the aggregate purchase price of $1,650,000, or $2.75 per share. The transaction is expected to close in mid-May 2007 subject to the satisfaction of certain closing conditions, including the American Stock Exchange’s approval of an additional listing application for the common shares to be sold to the investors.
     The securities purchase agreement includes customary representations, warranties, and covenants by the investors and the Company. The Company also entered into a registration rights agreement with the investors. The registration rights agreement requires the Company to file a selling shareholder registration statement with the SEC for purposes of registering the resale of the shares of the Company’s common stock issued to the investors pursuant to the transaction.
     The securities will be issued pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION
Dated: May 9, 2007	/s/ Arnaldo F. Galassi
Arnaldo F. Galassi
Chief Financial Officer